As filed with the United States Securities and Exchange Commission on February 25, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

OSCAR HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	46-1315570
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

75 Varick Street, 5th Floor New York, New York	10013
(Address, including zip code, of principal executive offices)	(646) 403-3677

OSCAR HEALTH, INC. 2021 INCENTIVE AWARD PLAN

OSCAR HEALTH, INC. 2021 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

Ranmali Bopitiya, Esq.

Chief Legal Officer

Oscar Health, Inc.

75 Varick Street, 5th Floor

New York, New York 10013

(646) 403-3677

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Keith L. Halverstam, Esq.

Peter N. Handrinos, Esq.

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

(212) 906-1200

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Explanatory Note

Oscar Health, Inc. (the “Company”) has registered an aggregate of 22,060,987 shares, issuable as either Class A common stock, par value $0.00001 per share (“Class A Common Stock”) or Class B common stock, par value $0.00001 per share (“Class B Common Stock”), for issuance under the Company’s 2021 Incentive Award Plan (the “2021 Incentive Plan”), and an aggregate of 4,098,686 shares of Class A Common Stock for issuance under the Company’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”) pursuant to a Registration Statement on Form S-8 (No. 333-253817) filed with the Securities and Exchange Commission (the “Commission”) on March 3, 2021 (the “Prior Registration Statement”).

The Company is filing this Registration Statement on Form S-8 to register (i) 3,056,643 shares, issuable as either Class A Common Stock or Class B Common Stock, that were automatically added on January 1, 2022 to the number of shares authorized for issuance under the 2021 Incentive Plan pursuant to the “evergreen” provision, which allows for an annual increase in the number of shares of Class A Common Stock and Class B Common Stock authorized for issuance thereunder, (ii) 3,152,754 shares of Class A Common Stock that were issuable upon the exercise of outstanding stock awards granted under the 2012 Plan that were canceled, forfeited or withheld to cover the exercise prices or taxes with respect to such options and added to the 2021 Incentive Plan, (iii) 653,558 shares of Class A Common Stock that were issuable upon the vesting of restricted stock unit awards granted under the 2021 Incentive Plan that were canceled or forfeited and returned to the 2021 Incentive Plan, (iv) 2,000,000 shares of Class A Common Stock that may become issuable upon the vesting of restricted stock unit awards granted under the 2021 Incentive Plan but that are canceled or forfeited, and returned to the 2021 Incentive Plan, in the future, (v) 90,250 shares, issuable as either Class A Common Stock or Class B Common Stock, that were authorized for issuance under the 2021 Incentive Plan and not included in the Prior Registration Statement, (vi) 2,103,280 shares of Class A Common Stock that were automatically added on January 1, 2022 to the number of shares authorized for issuance under the 2021 ESPP on January 1, 2022 pursuant to an “evergreen” provision, which allows for an annual increase in the number of shares of Class A Common Stock authorized for issuance thereunder, and (vii) 18,050 shares of Class A Common Stock that were authorized for issuance under the 2021 ESPP and not included in the Prior Registration Statement. Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Prior Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The contents of the Registration Statement on Form S-8 (File No. 333-253817), filed with the Securities and Exchange Commission, relating to the 2021 Incentive Plan and the 2021 ESPP, are incorporated herein by reference.

Item 8.	Exhibits.

Exhibit Number	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation of Oscar Health, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on March 8, 2021)

4.2	Amended and Restated Bylaws of Oscar Health, Inc. (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Form 8-K filed on March 8, 2021)

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent of PricewaterhouseCoopers LLP as to Oscar Health, Inc.

23.2*	Consent of Grant Thornton LLP as to Oscar Health, Inc.

23.3*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of the Registration Statement)

99.1	Oscar Health, Inc. 2021 Incentive Award Plan (incorporated herein by reference to Exhibit 99.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-253817) filed on March 3, 2021)

99.2	Oscar Health, Inc. 2021 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 99.3 to the Registrant’s Registration Statement on Form S-8 (File No. 333-253817) filed on March 3, 2021)

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 25, 2022.

OSCAR HEALTH, INC.

By:	/s/ Mario Schlosser
Mario Schlosser
Chief Executive Officer
(Principal Executive Officer)

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Oscar Health, Inc., hereby severally constitute and appoint Mario Schlosser and R. Scott Blackley, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Mario Schlosser	Chief Executive Officer and Director	February 25, 2022
Mario Schlosser	(Principal Executive Officer)

/s/ R. Scott Blackley	Chief Financial Officer (Principal Financial Officer)	February 25, 2022
R. Scott Blackley

/s/ Victoria Baltrus	Chief Accounting Officer	February 25, 2022
Victoria Baltrus	(Principal Accounting Officer)

/s/ Jeffery H. Boyd	Director	February 25, 2022
Jeffery H. Boyd

/s/ Joshua Kushner	Director	February 25, 2022
Joshua Kushner

/s/ Teri List	Director	February 25, 2022
Teri List

/s/ Charles E. Phillips, Jr.	Director	February 25, 2022
Charles E. Phillips, Jr.

/s/ David Plouffe	Director	February 25, 2022
David Plouffe

/s/ Joel Cutler	Director	February 25, 2022
Joel Cutler

/s/ Siddhartha Sankaran	Director	February 25, 2022
Siddhartha Sankaran

/s/ Elbert O. Robinson, Jr.	Director	February 25, 2022
Elbert O. Robinson, Jr.

/s/ Vanessa A. Wittman	Director	February 25, 2022
Vanessa A. Wittman